                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, For Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       PUERTO RICAN CEMENT COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                       PUERTO RICAN CEMENT COMPANY, INC.

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 7, 1997

                             ---------------------

     The annual meeting of stockholders of Puerto Rican Cement Company, Inc. (the "Company") will be held at the office of the Company, Amelia Industrial Park, Guaynabo, Puerto Rico, on Wednesday, May 7, 1997 at 10:00 a.m. Atlantic Standard Time for the following purposes:

          1. The election of five Class I directors for a term of three years and until election and qualification of their successors.

          2. The transaction of such other business as may lawfully come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 19, 1997 will be entitled to vote at the meeting.

     It is important that your stock be represented at the meeting. If you do not expect to be present, you are urged to date, sign and mail promptly the enclosed proxy. For your convenience, we enclose a self-addressed envelope to which no postage need be affixed if mailed in the United States or Puerto Rico.

     The Company's executive office is located in Guaynabo, Puerto Rico. Its mailing address is P.O. Box 364487, San Juan, Puerto Rico 00936-4487. It is anticipated that the proxy material will be mailed to stockholders on or about March 31, 1997.

                                           By Order of the Board of Directors

                                           Etienne Totti del Valle
                                           Secretary

Guaynabo, Puerto Rico
March 31, 1997

                       PUERTO RICAN CEMENT COMPANY, INC.

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 7, 1997

     The enclosed proxy is being solicited by the Board of Directors of the Company for the annual meeting of stockholders to be held on May 7, 1997. This proxy statement and the accompanying Notice of Annual Meeting of Stockholders and proxy card are being mailed to stockholders beginning on or about March 31, 1997. In addition to solicitation by mail, solicitation of proxies may be made personally or by telephone or other means by the Company's regular employees. If the proxy is executed and returned in time for voting, the shares represented thereby will be voted. Stockholders have the right to revoke their proxies at any time prior to the time their shares are actually voted. If revocation is made by mail, it should be sent to Jose O. Torres, Assistant Secretary, Puerto Rican Cement Company, Inc., P.O. Box 364487, San Juan, Puerto Rico 00936-4487.

     The cost of solicitation will be paid by the Company. The Company has retained the services of Georgeson & Co., Inc., New York, New York, to assist in the solicitation of proxies at a cost of $6,500.00. Brokers, nominees and other similar record holders will be requested to forward proxies and proxy materials to the beneficial owners of the shares and will be reimbursed by the Company for their expenses.

                               VOTING SECURITIES

     As of March 19, 1997, the Company had outstanding 5,527,074 shares (exclusive of 472,926 treasury shares) of Common Stock, par value $1 per share. Each outstanding share of Common Stock is entitled to one vote. Only stockholders of record at the close of business on March 19, 1997 will be entitled to vote at the meeting. For information regarding principal holders of the Company's Common Stock, see "Information about Nominees, Directors, and Principal Stockholders" below.

                             ELECTION OF DIRECTORS

     The current Class I directors are Carlos J. Suarez, Oscar A. Blasini, Luis Alberto Ferre Rangel, Miguel A. Nazario and Hector del Valle. The current Class II directors are Rosario J. Ferre, Esteban D. Bird, Federico F. Sanchez, Jorge
L. Fuentes, Juan A. Albors and Federico M. Stubbe. The Class III directors are Antonio Luis Ferre, Alberto M. Paracchini, Jose J. Suarez, Carlos del Rio, Emilio J. Venegas and Antonio Luis Ferre Rangel. Each class serves a three-year term, which terms are currently to expire on the date of the respective annual meetings as follows: Class I, 1997; Class II, 1998; and Class III, 1999. At the Board meeting held in July 1996, Mr. Jose A. Fernandez Paoli resigned as a Class III director and at its meeting of September 1996, the Board named Carlos del Rio to the Class III position left vacant by Mr. Paoli.

     It is anticipated that the proxy will be voted for the individual nominees for Class I directors named below, unless authority is withheld to vote for all or any of such individuals as indicated on the proxy card. Director Carlos J. Suarez reached mandatory retirement age in accordance with policies established by the

Board of Directors and will not run for election as a Class I director. At its meeting of February 28, 1997, the Board submitted Waldemar Del Valle Armstrong as nominee for this vacancy based on the recommendations of the Nominating Committee. Director Hector Puig Ramirez passed away on March 3, 1997 and the Board did not submit a nominee to run for election in his place. At its regular meeting on March 26, 1997, the Board of Directors voted to amend Article III
Section 1 of the Company's By-Laws to reduce the number of directors from the present 18 to 17. The names of the nominees for Class I directors are: Waldemar Del Valle Armstrong, Luis Alberto Ferre Rangel, Oscar A. Blasini, Miguel A. Nazario, and Hector del Valle. All nominees, except for Waldemar Del Valle Armstrong, currently are directors of the Company and were elected at the annual meeting in 1994 as Class I directors. Pursuant to the Company's By-laws, the election of any director requires an affirmative vote of a majority of the votes of the Company's Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote on that proposal. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, will constitute a vote "against" any proposal. The election inspectors will treat "broker non-votes" (i.e. shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and with respect to which the broker or nominee does not have discretionary power to vote on a particular matter) as if the broker never voted. If no directive is given, with respect to each proposal, the proxy will be tallied as a vote "for" management.

     Each Class I director elected at this meeting shall serve from the time of election and qualification until the third annual meeting following election and until a successor shall have been elected and shall have qualified. If any nominee is unable to serve as a director, an event which the Company does not now anticipate, the proxy will be voted for a substitute nominee.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF
                   THE CLASS I DIRECTOR NOMINEES NAMED ABOVE.

        INFORMATION ABOUT NOMINEES, DIRECTORS AND PRINCIPAL STOCKHOLDERS

                                                                                           NUMBER OF SHARES
                                                                                          AND PERCENTAGE OF
                                                                                          OUTSTANDING SHARES
                                                                              SERVED AS    OF COMMON STOCK
                                              PRINCIPAL OCCUPATION            DIRECTOR    OWNED BENEFICIALLY
            NAME              AGE           FOR THE LAST FIVE YEARS           SINCE(A)    AT MARCH 19, 1997
            ----              ---           -----------------------           ---------   ------------------
                                       CLASS I DIRECTORS AND NOMINEES
Waldemar del Valle Armstrong  44    Since 1982 Partner at law firm of Parra,  Nominee                 800(b)
                                      Del Valle, Frau & Limeres; since 1996
                                      director Damas Inc., non profit
                                      hospital; Director of Ranfe, Inc.,
                                      since 1995.
Oscar A. Blasini              60    President of G.B. Investments, Inc.         1975                  300(b)
                                      (real estate development and
                                      investment company) since 1981.

                                                                                           NUMBER OF SHARES
                                                                                          AND PERCENTAGE OF
                                                                                          OUTSTANDING SHARES
                                                                              SERVED AS    OF COMMON STOCK
                                              PRINCIPAL OCCUPATION            DIRECTOR    OWNED BENEFICIALLY
            NAME              AGE           FOR THE LAST FIVE YEARS           SINCE(A)    AT MARCH 19, 1997
            ----              ---           -----------------------           ---------   ------------------
Miguel A. Nazario             49    President and Chief Executive Officer of    1994                1,000(b)
                                      the Company since January 1995 and
                                      Vice President from August 1994
                                      through December 1994; Process Manager
                                      for Worldwide Manufacturing of Digital
                                      Equipment Corp. (computer company)
                                      from 1993 to 1994; Manager for U.S.
                                      and Latin American Operations of
                                      Digital Equipment Corp. from 1992 to
                                      1993; President and General Manager of
                                      Puerto Rican Operations of Digital
                                      Equipment Corp. from 1987 to 1992.
Hector del Valle              59    Vice Chairman of the Board of the           1987                    None
                                      Company since January 1, 1995,
                                      President from 1988 to December 1994,
                                      Director since 1987 and Senior Vice
                                      President -- Finance and Secretary
                                      from 1983 to 1987.
Luis Alberto Ferre Rangel     30    Business Editor, since February 1995,       1996               28,939(d)
                                      Assistant Editor from August 1992 to                           (0.52%)
                                      January 1995, Reporter from February
                                      1990 to July 1992 of El Dia Inc.
                                      (newspaper) (an adult son of Antonio
                                      Luis Ferre).
                                             CLASS II DIRECTORS
Rosario J. Ferre              58    Second Vice President since 1983 and        1992               32,688(c)
                                      Director since 1960 of Luis A. Ferre                           (0.59%)
                                      Foundation, Inc. and Ponce Museum of
                                      Art (non profit foundation) (an adult
                                      daughter of Luis A. Ferre and sister
                                      of Antonio Luis Ferre).
Esteban D. Bird               65    President of Bird Construction Company      1973                    None
                                      (general contractors) since 1964;
                                      Director of BanPonce Corporation (bank
                                      holding company) and of Banco de Ponce
                                      (commercial bank) from 1989 to 1990;
                                      Director of Banco Popular de Puerto
                                      Rico (commercial bank) since 1991.
Federico F. Sanchez           55    President of Federico F. Sanchez &          1982                  366(b)
                                      Company, Inc. since 1977; President of
                                      Interlink Group, Inc. (real estate
                                      consultants, brokers and developers)
                                      since 1986.

                                                                                           NUMBER OF SHARES
                                                                                          AND PERCENTAGE OF
                                                                                          OUTSTANDING SHARES
                                                                              SERVED AS    OF COMMON STOCK
                                              PRINCIPAL OCCUPATION            DIRECTOR    OWNED BENEFICIALLY
            NAME              AGE           FOR THE LAST FIVE YEARS           SINCE(A)    AT MARCH 19, 1997
            ----              ---           -----------------------           ---------   ------------------
Jorge L. Fuentes              48    Chairman of the Board and Chief             1984                    None
                                      Executive Officer of Gabriel Fuentes,
                                      Jr. Construction Company, Inc.
                                      (general contractors) since 1986;
                                      Chairman of the Board, Chief Executive
                                      Officer and Director of Fuentes
                                      Concrete Pile Inc. (manufacturers of
                                      concrete pile foundations) since 1986;
                                      Director of the Bank and Trust of
                                      Puerto Rico (commercial bank and
                                      trust) since 1988.
Juan A. Albors                60    President and General Partner Albors        1986                2,100(b)
                                      Development Corporation (real estate
                                      developers and investors) since 1977;
                                      Director of BanPonce Corporation (bank
                                      holding company) and Banco de Ponce
                                      (commercial bank) from 1984 to 1990;
                                      Director of Banco Popular de Puerto
                                      Rico (commercial bank) since 1990;
                                      member from 1985 to 1993 and Chairman,
                                      from 1989 to 1993, of the Board of
                                      Governors of the Puerto Rico Maritime
                                      Shipping Authority.
Federico M. Stubbe            48    President of Comunidades Fermaral Inc.      1993                    None
                                      (residential real estate developers)
                                      since 1987.

                                                                                           NUMBER OF SHARES
                                                                                          AND PERCENTAGE OF
                                                                                          OUTSTANDING SHARES
                                                                              SERVED AS    OF COMMON STOCK
                                              PRINCIPAL OCCUPATION            DIRECTOR    OWNED BENEFICIALLY
            NAME              AGE           FOR THE LAST FIVE YEARS           SINCE(A)    AT MARCH 19, 1997
            ----              ---           -----------------------           ---------   ------------------
                                            CLASS III DIRECTORS
Antonio Luis Ferre            63    Chairman of the Board of the Company        1959              617,125(d)
                                      since January 1, 1995, Vice Chairman                          (11.17%)
                                      from 1985 through December 1994 and
                                      Chairman from 1980 through 1985;
                                      President of El Dia, Inc. (newspaper
                                      publishing company) since 1969;
                                      Director of Metropolitan Life
                                      Insurance Company of New York
                                      (insurance company) from 1987 to 1995
                                      and Member of the Directors Advisory
                                      Committee since 1995; Director and
                                      Vice Chairman of BanPonce Corporation
                                      (bank holding company) since 1984 and
                                      Banco de Ponce (commercial bank) from
                                      1959 to 1990; Director and Vice
                                      Chairman of Banco Popular de Puerto
                                      Rico (commercial bank) since 1991;
                                      Director of Pueblo ExtraSupermarkets
                                      (food retailer) from 1993 to 1995
                                      (father of Antonio Luis Ferre Rangel
                                      and Luis Alberto Ferre Rangel, adult
                                      son of Luis A. Ferre and brother of
                                      Rosario J. Ferre).

                                                                                           NUMBER OF SHARES
                                                                                          AND PERCENTAGE OF
                                                                                          OUTSTANDING SHARES
                                                                              SERVED AS    OF COMMON STOCK
                                              PRINCIPAL OCCUPATION            DIRECTOR    OWNED BENEFICIALLY
            NAME              AGE           FOR THE LAST FIVE YEARS           SINCE(A)    AT MARCH 19, 1997
            ----              ---           -----------------------           ---------   ------------------
Alberto M. Paracchini         64    Vice Chairman of the Board of the           1968                    None
                                      Company and Director since 1968;
                                      Chairman of the Board and Chief
                                      Executive Officer from 1983 to 1990
                                      and President from 1980 to 1990 of
                                      Banco de Ponce (commercial bank);
                                      President from 1984 to 1990, Chairman
                                      of the Board from 1985 to 1993 and
                                      Director from 1985 to present of
                                      BanPonce Corporation (bank holding
                                      company); Chairman of the Board from
                                      1986 to 1993 of Vehicle Equipment
                                      Leasing Corporation (automobile
                                      leasing company); Director since 1991
                                      and Chairman of the Board from 1991 to
                                      1993 of Banco Popular de Puerto Rico
                                      (commercial bank), Popular Leasing &
                                      Rental, Inc. and Popular Consumer
                                      Services, Inc; Director of HDA
                                      Management Corporation since December
                                      1993, Equus Management Company, Inc.
                                      since August 1994 and Venture Capital
                                      Fund since March 1994.
Carlos Del Rio                47    Senior Vice President & COO MOVA            1996                    None
                                      Pharmaceutical Corp. since 1996; from
                                      1983 to 1995 Senior Vice President and
                                      Director of Worlwide Operations,
                                      SmithKline Beecham (pharmaceutical
                                      company)
Emilio J. Venegas             69    President and Director of Sanson            1977                  33,000
                                      Corporation (rock and concrete                                  (0.6%)
                                      products) since 1983; Secretary and
                                      Director of Venegas Construction
                                      Corporation (general contractors)
                                      since 1989; Director of BanPonce
                                      Corporation (bank holding company)
                                      since 1984 and Banco de Ponce
                                      (commercial bank) from 1973 to 1990.

                                                                                           NUMBER OF SHARES
                                                                                          AND PERCENTAGE OF
                                                                                          OUTSTANDING SHARES
                                                                              SERVED AS    OF COMMON STOCK
                                              PRINCIPAL OCCUPATION            DIRECTOR    OWNED BENEFICIALLY
            NAME              AGE           FOR THE LAST FIVE YEARS           SINCE(A)    AT MARCH 19, 1997
            ----              ---           -----------------------           ---------   ------------------
Jose J. Suarez                61    Consultant to the Company since January     1989                    None
                                      1996, Executive Vice President in
                                      Charge of Operations of the Company
                                      from 1988 until 1995, Senior Vice
                                      President -- Operations from 1983 to
                                      1987; Director of ScotiaBank of Puerto
                                      Rico (commercial bank) since February
                                      1992.
Antonio Luis Ferre Rangel     30    Vice President Operations and Strategic     1993               28,939(d)
                                      Planning of the Company since January                          (0.52%)
                                      1996, Vice President -- Strategic
                                      Planning of the Company from 1994 to
                                      1995 and Assistant Plant Manager of
                                      the Company from 1992 to 1994 (an
                                      adult son of Antonio Luis Ferre).
All Directors Nominees and Executive                                                              785,812(e)
  Officers as a Group (19 persons in
  total including those listed above)

---------------

(a) Dates refer to periods served as a director of either the Company or Ponce Cement Corporation, which was merged into the Company on March 14, 1963.
(b) Number of shares set forth represents in each case less than 0.10% of the outstanding shares of Common Stock.
(c) 32,688 shares (0.59%) of the Company's Common Stock are held as follows: (1) direct ownership by Rosario J. Ferre, director of the Company, of 2,688 shares (.04%) of the Company's Common Stock; and (2) through her 100% ownership of R.F.T. Investment Corp., a Puerto Rico corporation, which owns of record 30,000 shares (0.55%) of the Company's Common Stock. In addition, Rosario J. Ferre has shared voting and investment power regarding 537,174 shares (9.72%) of the Company's Common Stock held of record by South Management Corporation. Mrs. Ferre has a 25% ownership interest in South Management Corporation and shared voting and investment power with Mr. Luis A Ferre and Mr. Antonio Luis Ferre who hold 50% and 25% ownership interests, respectively, in South Management Corporation.
(d) Includes 281,504 shares (5.09%) of the Company's outstanding Common Stock held by Ferre Investment Fund, Inc., a Puerto Rico corporation wholly owned by Antonio Luis Ferre, a director of the Company since 1959, his spouse and five adult children. Of this amount, Antonio Luis Ferre Rangel and Luis Alberto Ferre Rangel, adult sons of Antonio Luis Ferre, each claim beneficial ownership of 8,378 shares (.15%), Antonio Luis Ferre retains sole voting power with respect to the total shares owned by Ferre Investment Fund, Inc. and claims beneficial ownership of the remaining 264,748 shares (4.79%). 3,300 shares (.06%) are held by Alfra Investment Corp., a Puerto Rico corporation wholly owned by the five adult children of Antonio Luis Ferre. Out of this total, Antonio Luis Ferre Rangel and Luis Alberto Ferre Rangel, adult sons of Antonio Luis Ferre, each claim beneficial ownership of 660 shares (.012%), Antonio Luis Ferre retains sole voting power with respect to the total shares owned by Alfra Investment

    Corp. and his five adult children claim beneficial ownership of the shares. Also includes 332,321 shares (6.01%) of the Company's outstanding Common Stock held by El Dia, Inc., a Puerto Rico corporation, 87.18% of which are owned by Antonio Luis Ferre, his spouse and five adult children. Of this amount, Antonio Luis Ferre Rangel and Luis Alberto Ferre Rangel, adult sons of Antonio Luis Ferre, each claim beneficial ownership of 19,901 shares (.36%), Antonio Luis Ferre retains shared voting power with respect to 87.18% of the total shares owned by El Dia, Inc. and claims beneficial ownership of 292,519 shares (5.29%). In addition, Antonio Luis Ferre has shared voting and investment power regarding 537,174 shares (9.72%) (not included in the total on page 5) of the Company's outstanding Common Stock held of record by South Management Corporation. Mr. Antonio Luis Ferre has a 25% ownership interest in South Management Corporation and shared voting and investment power with Mr. Luis A Ferre and Mrs. Rosario J. Ferre who hold 50% and 25% ownership interests, respectively, in South Management Corporation.
(e) All of the directors and executive officers of the Company as a group, including officers not listed, own 785,812 shares (14.21%) of the Company's Common Stock and, as described above, Antonio Luis Ferre and Rosario J. Ferre share voting power and investment power regarding 537,174 shares (9.72%) of the Company's Common Stock held of record by South Management Corporation.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     In addition to the directors listed above who beneficially own more than 5% of the outstanding shares of the Company's Common Stock, the following persons beneficially own 5% or more of the outstanding shares of Common Stock.

                                NUMBER OF SHARES AND   PERCENT OF
                                BENEFICIAL OWNERSHIP   OUTSTANDING
       NAME AND ADDRESS         AS OF MARCH 19, 1997     SHARES
       ----------------         --------------------   -----------
Luis A. Ferre
G.P.O. Box 6108
San Juan, Puerto Rico 00936           485,247(a)*           8.78%(a)*
Herman Ferre Roig
Hato Rey Tower
Floor 18 Suite 1804
Ave. Munoz Rivera 268
Hato Rey, Puerto Rico 00919           632,540(b)*          11.44%(b)*
Charles M. Royce
Quest Management Company
Quest Advisory Corp.
1414 Avenue of the Americas
New York, New York 10019              394,700(c)            7.14%(c)
Franklin Resources, Inc.
Charles B. Johnson
Rubert H. Johnson, Jr.
Franklin Mutual Advisers, Inc.
51 John F. Kennedy Parkway
Short Hills, N.J. 07078               526,700(d)            9.53%(d)
Capital Research and
Management Company
333 South Hope Street
Los Angeles, California 90071         371,000(e)            6.71%(e)
T. Rowe Price Associates, Inc.
T. Rowe Price Small Cap
Value Fund Inc.
100 East Pratt Street
Baltimore, Maryland 21202             437,100(f)            7.91%(f)

---------------

(a) As of March 19, 1997, Luis A. Ferre (father of Antonio Luis Ferre and Rosario J. Ferre), while not directly owning of record any shares of the Company's outstanding Common Stock, had a beneficial interest in 485,247 shares (8.78%) of the Company's outstanding Common Stock through the Luis
     A. Ferre Foundation, Inc., a charitable foundation, respecting which Mr. Ferre, as its President, votes the Company's Common Stock owned of record by the Foundation. In addition, Luis A. Ferre has shared voting and investment power regarding 537,174 shares (9.72%) of the Company's outstanding Common Stock held of record by South Management Corporation. Luis A. Ferre has a 50% ownership interest in South Management Corporation and has shared voting and investment power with Antonio Luis Ferre and Rosario J. Ferre who each hold an additional 25% ownership interest in South Management Corporation.
(b) As of March 19, 1997, Herman Ferre Roig (a first cousin of Antonio Luis Ferre and Rosario J. Ferre) owned directly 95,366 shares (1.72%) of the outstanding Common Stock of the Company. In addition, Herman Ferre Roig and his wife and children have a beneficial interest in and investment power regarding 537,174 shares (9.72%) of the Company's outstanding Common Stock held of record by Brim Incorporado as a result of their 100% ownership interest in Brim Incorporado. Herman Ferre Roig has sole voting and dispositive power regarding the shares held by Brim Incorporado.
(c) Charles M. Royce, a U.S. citizen, Quest Advisory Corp. ("Quest"), a New York corporation, and Quest Management Company ("QMC"), a Connecticut general partnership, as a group, are the beneficial owners of 394,700 shares (7.14%) of the Company's outstanding Common Stock. Mr. Charles M. Royce is deemed to be a controlling person of QMC and Quest. QMC has 17,000 shares (.31%) of the Company's outstanding Common Stock registered in its name and Quest has 377,700 shares (6.83%) of the Company's outstanding Common Stock registered in its name. Both are registered investment advisers. Quest and QMC have sole dispositive and voting power regarding their respective portions of the Company's outstanding Common Stock.
(d) Frankling Resources, Inc. and its subsidiary, Frankling Mutual Advisers, Inc., both Delaware corporations, and controlling persons Charles B. Johnson and Rubert H. Johnson Jr., both U.S. citizens, are the beneficial owners of 526,700 shares (9.53%) of the Company's outstanding Common Stock. Frankling Mutual Advisers, Inc. holds sole voting control and dispositive power over the shares held by this group.
(e) Capital Research and Management Company ("CRMC"), a registered investment adviser and an operating subsidiary of The Capital Group Companies Inc., exercises investment discretion with respect to 371,000 shares (6.71%) of the outstanding Common Stock of the Company, which are owned by various institutional investors. CRMC has no power to direct the voting of the shares but holds sole dispositive power over all shares registered in its name.
(f) T. Rowe Price Associates, Inc. ("TRPA") is the beneficial owner of 437,100 shares (7.91%) of the Company's outstanding Common Stock. T. Rowe Price Associates, Inc. is a registered investment adviser and one or more of its clients is the legal owner of the Company's outstanding Common Stock registered in the name of TRPA. The largest among these holdings is that of
    T. Rowe Price Small Cap Value Fund, Inc., a Maryland Corporation. TRPA holds sole voting control over 17,000 shares (.3%) of the outstanding Common Stock of the Company and dispositive power over all shares registered in its name.
    T. Rowe Price Small Cap Value Fund, Inc. holds sole voting control over 383,900 shares (6.94%) of the outstanding Common Stock of the Company.

* The shared voting and investment power regarding shares of the Company's Common Stock attributable to Antonio Luis Ferre (described in footnote (d) on page 7), Rosario J. Ferre (described in footnote (c) on page 7), and Luis A. Ferre (described in footnote (a) on page 9), arises by reason of their holdings in South Management Corporation, a Puerto Rico corporation, which holds of record 537,174 shares (9.72%) of the Company's outstanding Common Stock. Each of said persons disclaims that he or she is acting as a group with regard to such shared voting and investment power.

                             EXECUTIVE COMPENSATION

     Set forth below is the compensation paid by the Company (none is paid by any subsidiary) during each of the last three fiscal years ended December 31, 1996 to its President, Chief Executive Officer and the Company's four other most highly paid executive officers whose aggregate remuneration exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                       ANNUAL COMPENSATION
                                                      ---------------------       OTHER ANNUAL
       NAME AND PRINCIPAL POSITION          YEAR       SALARY        BONUS       COMPENSATION(1)
       ---------------------------          ----       ------        -----       ---------------
Miguel A. Nazario                           1996      $288,000      $75,000          $13,589
  President, Director                       1995      $256,000      $86,000          $12,431
  and Chief Executive Officer(2)            1994      $ 96,615       16,664              617
Hector del Valle                            1996      $236,640      $60,300          $ 9,073
  Vice Chairman                             1995      $257,297      $56,880          $10,169
  Director                                  1994      $199,080      $52,140          $ 9,935
Jose O. Torres                              1996      $130,592      $41,188          $11,887
  Vice President of Finance,                1995      $122,650      $34,688          $11,048
  Assistant Secretary and Treasurer         1994      $111,950      $16,522          $12,856
Francisco Rexach                            1996      $150,000      $ 4,929          $12,852
  President, Ready                          1995      $ 16,667           NA               NA
  Mix Concrete, Inc. (wholly                1994      $     NA           NA               NA
  owned subsidiary)(3)
Rene Di Cristina                            1996      $115,462      $38,000          $ 5,185
  Vice President --                         1995      $108,571      $30,375          $ 8,998
  Sales                                     1994      $101,472      $20,375          $13,408

---------------

(1) The Company furnished automobiles to its executive officers, including the five individuals named above. Other Annual Compensation reflects cost to the Company of furnishing such automobiles to the listed officers and paying related expenses.
(2) Mr. Nazario joined the Company in 1994 and was named President and Chief Executive Officer of the Company as of January 1995.
(3) Mr. Rexach joined the Company in November 1995.

     Named officers received no compensation other than that presented in the Summary Compensation Table included herein. The column of the table marked as "salary" includes cash payments for vacation time not used by the executive.

                               PENSION PLAN TABLE

     The following table illustrates estimated annual benefits payable under the Company's pension plan upon normal retirement to persons with the specified combination of remuneration and years of credited service. Amounts are based on straight life annuities including estimated social security benefits deducted in calculating benefits paid under the plan.

                         YEARS OF CREDITED SERVICE (A)

  HIGHEST FIVE
  YEAR AVERAGE
COMPENSATION (B)     10        15         20         25         30         35         40
----------------   -------   -------   --------   --------   --------   --------   --------
    $ 65,000       $ 8,647   $12,970   $ 17,294   $ 21,942   $ 26,590   $ 31,240   $ 35,888
      90,000        12,397    18,595     24,794     31,442     38,090     44,740     51,388
     115,000        16,147    24,220     32,294     40,942     49,590     58,240     66,888
     140,000        19,897    29,845     39,794     50,442     61,090     71,740     82,388
     165,000        23,647    35,470     47,294     59,942     72,590     85,240     97,888
     190,000        27,397    41,095     54,794     69,442     84,090     98,740    113,388
     215,000        31,147    46,720     62,294     78,942     95,590    112,240    128,888
     240,000        34,897    52,345     69,794     88,442    107,090    125,740    144,388
     265,000        38,647    57,970     77,294     97,942    118,590    139,240    159,888
     290,000        42,397    63,595     84,794    107,442    130,090    152,740    175,388
     315,000        46,147    69,220     92,294    116,942    141,590    166,240    190,888
     340,000        49,897    74,845     99,794    126,442    153,090    179,740    206,388
     365,000        53,647    80,470    107,294    135,942    164,590    193,240    221,888
     390,000        57,397    86,095    114,794    145,442    176,090    206,740    237,388

---------------

     (a) As of December 31, 1996, Miguel A. Nazario had 2 years of credited service and would have $549,000 average final remuneration covered by the plan and be entitled to a yearly pension benefit of $140,000 at normal retirement age; Hector Del Valle had 39 years of credited service and would have $283,000 average final remuneration covered by the plan and be entitled to a yearly pension benefit of $191,000 at normal retirement age; Jose O. Torres had 19 years of credited service and would have $237,000 average final remuneration covered by the plan and be entitled to a yearly pension benefit of $115,000 at normal retirement age; Rene Di Cristina had 13 years of credited service and would have $258,000 average final remuneration and be entitled to a yearly pension benefit of $115,000 at normal retirement age.

     As subsequently described, Ready Mix Concrete, Inc, a wholly owned subsidiary, carries a separate pension program. Under this program, Mr. Francisco Rexach has 34 years of credited service and would have $182,900 average annual remuneration covered by the plan and be entitled to a yearly pension benefit of $58,639 at normal retirement age.

     All estimated pension benefit information assumes average salary increases of 5% up until normal retirement at age 65.

     (b) A participant's pension under the Company's program, is based upon such participant's "pensionable earnings." Pensionable earnings are computed by annualizing the average monthly eligible compensation received by the participant from the Company during the 60-month period in which the participant received his highest eligible compensation. Eligible compensation is equal to "Salary" as reported in the "Summary

Compensation Table" not including bonuses (reported separately in such table as "Bonus") or overtime payments, if any.

     The Company's pension plan covers all salaried employees of the Company who are not subject to the terms of a union contract and who complete at least 1,000 hours of service with the Company during the 12-month period beginning with the date of employment or during any subsequent calendar year.

     Effective January 1, 1994, the Company amended the pension plan to modify the benefit formula for determining an active participant's basic benefit. The new formula produces a benefit at normal retirement age equal to 1.1% of the participant's average monthly compensation up to "Covered Compensation" and 1.5% of average monthly earnings in excess of "Covered Compensation" multiplied by the first 20 years of "Credited Service," plus 1.2% of average monthly compensation up to Covered Compensation and 1.6% of average monthly earnings in excess of "Covered Compensation," multiplied by "Credited Service" in excess of 20 years. "Covered Compensation" is as defined in Section 401 (1) (5) (E) of the United States Internal Revenue Code of 1986, as amended. For unmarried retired participants the normal retirement benefit is paid in the form of a monthly straight life annuity commencing at retirement. For married retired participants the normal retirement benefit generally is an actuarially adjusted monthly joint and surviving spouse annuity commencing at retirement and continuing for the participant's life with 50% of such benefit continuing for the life of the participant's surviving spouse, if any. "Average monthly compensation" under the plan is the highest average monthly base salary (including commissions, but excluding bonuses, overtime and other payments that are not predetermined) during any five consecutive years in the ten-year period immediately preceding the participant's actual retirement date. The minimum monthly retirement benefit for participants who were participants in the plan on December 31, 1975 is not less than the sum of (a) 1.2% of average monthly compensation for each of the first 10 years of credited service plus (b) 1.5% of such compensation for each year of credited service prior to age 65 in excess of 10, with the maximum benefit equal to 72% of average monthly compensation after 40 years of credited service. In computing the minimum retirement benefit, compensation is assumed to remain unchanged since December 31, 1975. Effective August 1, 1986, any participant retiring under the plan shall receive monthly benefits of not less than $5.00 for each year of credited service. In addition to annual retirement benefits, the plan provides benefits for disability, death and other terminations of employment after 10 years of credited service. Early retirement is provided, with unreduced benefits, for participants who are at least 55 years of age and whose age plus years of service equal to at least 85, and with reduced benefits for participants who are at least 60 years of age with at least 10 years of service.

                           SUBSIDIARY PENSION PROGRAM

     During 1995, the Company acquired a wholly owned subsidiary, Ready Mix Concrete, Inc., which had its own pension program (the subsidiary's pension program). The subsidiary's pension plan covers all salaried employees of the subsidiary, who are not subject to the terms of a union contract and who complete at least 1,000 hours of service with the subsidiary during the 12-month period beginning with the date of employment or during any subsequent plan year. A participant's pension is based upon such participant's plan compensation. Plan compensation is equal to regular salary or wages, plus overtime, commissions, and bonuses.

     Effective June 28, 1994, the subsidiary amended the pension plan to modify the benefit formula for determining an active participant's basic benefit. The new program produces a career-average benefit at normal retirement age equal to 0.75% of annual plan compensation up to the Social Security Taxable Wage

Base, and 1.25% of annual plan compensation in excess of the Taxable Wage Base, for each year of service after June 28, 1994.

     For service until June 27, 1994, the plan provides a frozen benefit at normal retirement age equal to 20% of "average annual compensation" plus 20% of average annual compensation in excess of $4,800 (the total reduced by 1/15th for each year of service less than 15), and 0.5% of such average annual compensation for each year of service exceeding 15. "Average annual compensation" is the highest average plan compensation during any five consecutive plan years in the ten-year period ending June 27, 1994.

     For unmarried retired participants, the normal retirement benefit is paid in the form of a monthly life annuity with 120 payments guaranteed commencing at retirement. For married retired participants, the normal retirement benefit generally is an actuarially adjusted monthly joint and surviving spouse annuity commencing at retirement and continuing for the participant's life with 50% of such benefit continuing for the life of the participant's surviving spouse, if any.

     Normal retirement benefits are payable upon attainment of age 65. In addition to annual retirement benefits, the plan provides benefits for disability, death, and other terminations of employment after 5 years of credited service. Early retirement is provided, with reduced benefits, for participants who are at least 55 years of age with at least 10 years of service.

     In addition to the Pension Plan, the subsidiary offers a Savings Plan for all salaried employees who are not subject to the terms of a union contract and who complete at least 1,000 hours of service with the subsidiary during the 12-month period beginning with the date of employment or during any subsequent plan year.

     Contributions to the Savings Plan are based upon each participant's plan compensation. Plan compensation is equal to regular salary or wages, plus overtime, commissions, and bonuses.

     The Savings Plan was effective July 1, 1994. Participants may elect to make basic contributions of from 1% to 4% of plan compensation on a before-tax basis, and supplemental contributions of an additional 1% to 4% of plan compensation also on a before-tax basis. The subsidiary makes annual matching contributions of 50% of participant basic contributions, up to $2,000 per participant. In addition, the subsidiary may make discretionary profit-sharing contributions at the end of each year. Such profit-sharing contributions are allocated to all eligible employees, whether or not they elect to contribute to the plan.

     Participants become fully vested in the subsidiary Savings Plan's matching contributions and profit-sharing contributions after 3 years of service.

     Withdrawals from the plan prior to retirement or other termination of employment are not permitted except in the case of financial hardship. Upon retirement, a participant's account balance is distributed in a lump sum payment or in installments.

                          EXECUTIVE SEPARATION POLICY

     The Company has entered into separate agreements with 27 members of management including Messrs. Antonio Luis Ferre, Miguel A. Nazario, Antonio Luis Ferre Rangel, Jose O. Torres and Rene Di Cristina. Nineteen contracts were ratified by the Company's Board of Directors at its meeting of August 24, 1988 and eight of these ten year contracts were ratified by the Board of Directors at its meeting of October 26, 1994. All contracts, among other things, grant an amount equal to two and a half times compensation based on average salary plus bonus during the three years prior to the date of a takeover or change in control of the ownership of the Company. Benefits payable under the contracts are triggered if, as a result of a change in control, these executives are (1) laid off or forced to resign or (2) unable to function in the position held prior to the change in control. A change in control is generally defined as a third party acquisition of the Company's shares representing 20% or more of the total number which may be cast for the election of directors.

                         COMPENSATION COMMITTEE REPORT

     The purpose of the following Compensation Committee Report is to inform shareholders of the Compensation Committee's compensation policies for executive officers and the rationale for compensation paid to the Chief Executive Officer ("CEO"). This report is submitted by the Compensation Committee for 1996. During 1996, the Compensation Committee consisted of four outside directors of the Company. The Compensation Committee's overall goal is to develop executive compensation policies that are consistent with, and linked to, strategic business objectives and Company values. The Compensation Committee approves the design of, assesses the effectiveness of, and administers executive compensation programs in support of, compensation policies. The Compensation Committee presents its decisions to the Board of Directors for approval and from time to time seeks and receives information from management.

  Compensation Philosophy

     The compensation program followed by the Company is based on the achievement of business objectives. The Company's primary business objective is to maximize shareholder value over both the near-term and the long-term. To achieve this objective, the compensation program is designed to relate pay to performance. Expected corporate and individual performance goals are established by the Board of Directors at the beginning of each fiscal year. The program also strives to attract, retain, and reward executives who contribute to the overall success of the Company. Each program element, therefore, is intended to target compensation levels that are at the median of a comparative market. Offering market-comparable pay opportunities allows the Company to maintain a stable, successful management team.

  Competitive Pay

     Competitive market data is provided by an independent compensation consultant, Hewitt Associates Caribe Inc. The data provided compares Company compensation practices to a group of comparable companies. The Company's market for compensation comparison purposes is comprised of a group of companies who tend to have similar philosophies, sales volumes, and operations in Puerto Rico or multinationally. The Compensation Committee reviews and approves the selection of companies used for compensation comparison purposes. The companies chosen for comparison are not in all cases the same companies which comprise the Peer Group in the Performance Graph included on page 18. The Compensation Committee believes that the Company's most direct competitors for executive talent are not the same companies that would be included in a peer group established for comparing shareholder returns.

     The key elements of the Company's executive compensation are base salary and annual incentives. In determining compensation, all elements of an executive's total compensation package, including pension plans, insurance, and other benefits are considered.

COMPENSATION VEHICLES

  Salary

     The Compensation Committee regularly reviews each executive's base salary. Base salaries for executives are initially determined by evaluating executives' levels of responsibility, prior experience and breadth of knowledge, as well as external pay practices. Increases to base salaries are driven primarily by corporate and individual performances.

     Base salaries are targeted at the median of the comparative market. The comparative market is determined by an objective evaluation of compensation provided in similar positions in a selected group of peer companies competing in the local job market. This comparison, which includes local companies in the same and other industries, is performed on a regular basis by outside personnel consultants hired for this purpose by the Company. Salaries paid can be adjusted above or below the median based on individual and corporate performances plus other factors such as experience in the position. Corporate and individual performance factors are equally weighted in determining base salaries. Corporate performance measures include Company's return on shareholders' equity, individual performance in securing specific strategic objectives, Company performance against budget, Company cash flow per share and Company performance in comparison with peer group cement companies. In 1996, the Company's target for return on shareholders' equity was not met but several strategic objectives were reached which will affect future performance and the Company's objectives regarding cash flow per share were attained.

  Annual Cash Bonus

     All employees are eligible for an annual cash bonus. For executives, this bonus is based on the achievement of pre-established annual corporate and individual performance goals. This bonus opportunity promotes the Company's pay-for-performance philosophy. Bonus opportunities are based on a percentage of base salary. Target bonus opportunities are set at the median of the comparative market according to position.

     Corporate goals are based on the Company's total return on shareholders' equity, Company performance against budget, cash flow per share and in performance comparison with peer group cement companies for the year. Individual performance is also taken into account. Corporate and individual performance factors are equally weighted in determining bonuses. Local laws provide for a minimum bonus to be paid to all employees; this bonus is enhanced when predetermined thresholds for corporate performance are met.

     The total appropriation for the bonus is approved by the Board of Directors each year, based on the level of achievement of these goals. In 1996, most corporate goals were achieved or exceeded, and all of the named executive officers received bonuses.

     On an occasional basis, the Compensation Committee recommends to the Board special bonuses for extraordinary achievement of specific objectives. These special bonuses are of a non-recurrent nature. Special bonuses were awarded in the last fiscal year to three officers of the Company.

                            CHIEF EXECUTIVE OFFICER

     With respect to the base salary granted to Mr. Miguel A. Nazario (President and CEO) in 1996, the Compensation Committee took into account a comparison of base salaries of chief executive officers of local peer companies, the Company's success in completing several of the Company's major projects with respect to the Company's operations. These include obtaining all necessary permits and procuring all necessary equipment for a major real estate development, startup of the Company's polypropylene bag manufacturing operation, securing the final drafts of permits necessary to increase the Company's cement production by 30% and the merging of the ready mix subsidiaries, Ready Mix Concrete, Inc. and Concreto Mixto, Inc. Also considered as goals are return on investment and cash flow per share. During 1996 in its assessment of Mr. Nazario's individual performance, the Compensation Committee placed increased emphasis in operational goals as a means of improving future return on equity and the improvement in cash flow from operations (which reached $3.73 per share as compared to $3.70 per share in 1995). The Company delivered an indexed return over the 1991-1996 period which matches the benchmark of our peer group for the industry over the same period. Mr. Nazario was granted a base salary of $288,000 for 1996, an increase of 9% over his $264,000 base salary for 1995.

     In 1996, Mr. Nazario's annual bonus payment stressed the level of achievement of predetermined operational goals. Achievement was measured in terms of total return on stockholders' equity, performance against budget, cash flow per share and other specific performance goals. Major predetermined goals exceeded among others were: completing of all major requirements for the startup of a real estate development, startup of the Company's polypropylene bag manufacturing operation, securing the final drafts of permits necessary to increase by 30% cement production, increase in cash flow per share and successful merging of the two ready mix subsidiaries acquired in 1995. Based on these factors Mr. Nazario's annual bonus payment was $75,000 during 1996.

Compensation Committee:
         Jorge L. Fuentes, President
         Alberto M. Paracchini
         Hector Puig Ramirez
         Federico Sanchez

February 26, 1997

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                    AMONG PUERTO RICAN CEMENT COMPANY, INC.,
              STANDARD AND POOR'S INDUSTRIALS INDEX AND PEER GROUP

     Set forth below is a performance graph which was prepared with the aid of independent consultant Standard & Poor's Compustat Services Inc. It assumes a $100 investment in January 1, 1991 and includes total return to shareholders assuming reinvestment of dividends on a monthly basis over a five-year period using 1991 as base year. Returns were based on a published industrial index and on the weighting of results at the beginning of each year between industry peer group members excluding the Company. Industry Peer Group members consist of seven major companies in the cement or related industries publicly listed on a national stock exchange in the U.S. with the same or similar business products as the Company. The companies included are: Calmat Co., Florida Rock Industries, Giant Group LTD, Lafarge Corp., Southdown Inc., Texas Industries Inc., and Vulcan Materials Co. Results were weighted according to market capitalization. The stock price performance on the graph below is not necessarily indicative of future price performance.


                           TOTAL SHAREHOLDER RETURNS
                            ------------------------
                             (Dividends Reinvested)


                                                           INDEXED RETURNS
                                                             Years Ending

                                Base
                               Period
Company Name/Index              Dec91      Dec92     Dec93      Dec94     Dec95     Dec96
-----------------------------------------------------------------------------------------
PUERTO RICAN CEMENT CO INC        100     130.09    130.74     153.19    184.48    177.87
S&P INDUSTRIAL INDEX              100     105.70    115.24     119.64    161.03    198.01
PEER GROUP                        100     112.41    147.68     135.75    159.42    177.11

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1996, the Compensation Committee consisted of the following non-employee directors of the Company: Jorge L. Fuentes, Alberto M. Paracchini, Hector Puig Ramirez and Federico Sanchez. Mr. Paracchini is Vice Chairman of the Board of the Company.

     The Company has entered into five separate term loan agreements with Banco Popular de Puerto Rico, a commercial bank, of which Messrs. Antonio Luis Ferre, Alberto M. Paracchini, Esteban D. Bird and Juan A. Albors are directors, pursuant to which such bank agreed to provide the Company long-term financing up until December 2002. The proceeds of these loans were used to finance certain of the Company's equipment purchases and refinance debt of the ready mix subsidiaries. The aggregate principal balance of $36,398,214, as of December 31, 1996, under these loans was totally prepaid as of January 27, 1997 with the proceeds of a private placement of $50 million in 20-year notes effected by the Company on January 27, 1997.

     As of December 31, 1996, the Company had available from Banco Popular de Puerto Rico lines of credit of $4,000,000 for unsecured short-term borrowings and/or discounting customers' trade paper. A wholly owned subsidiary of the Company, Florida Lime Corporation, had available a line of credit of $600,000 from such bank as of December 31, 1996 for unsecured short-term borrowings. At such date, the Company and such subsidiary had no outstanding borrowings under these lines of credit.

     During 1996, the Company sold its products, in the normal course of business, for the aggregate amount of $809,898 to Fuentes Concrete Pile, Inc., a Puerto Rico corporation of which Mr. Jorge L. Fuentes is Chairman of the Board of Directors, Chief Executive Officer and a Director.

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

     The following briefly summarizes certain transactions with the Company and certain transactions relating to the officers or directors of the Company. Transactions relating to Compensation Committee members are included under "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION."

     Mr. Carlos J. Suarez, a Director of the Company as of December 31, 1996, received during 1996 the aggregate amount of $186,977 in deferred consulting fees and interest paid and $13,286 in expenses related to a Company automobile, for work performed for the Company under a consulting contract. The consulting fees originated from services performed as a consultant in the management of the daily operations of the Company and were paid in addition to directors' fees received by Mr. Suarez as a retainer and for his attendance at Board meetings. The terms of such contract and consulting fees paid pursuant thereto are competitive with the terms of and fees paid pursuant to contracts for similar services entered into by the Company with outside parties. Mr. Suarez occupied the position of Chairman of the Board of the Company until December 1994.

     Mr. Jose J. Suarez, a Director of the Company as of December 31, 1996, received during 1996 the aggregate amount of $126,414 in consulting fees and expenses related to a Company automobile, for work performed for the Company under a consulting contract. The consulting fees originated from services performed as a consultant in the management of the daily operations of the Company and were paid in addition to directors' fees received by Mr. Suarez as a retainer and for his attendance at Board meetings. The terms of such contract and consulting fees paid pursuant thereto are competitive with the terms of and fees paid pursuant to contracts for similar services entered into by the Company with outside parties. Mr. Suarez occupied the position of Executive Vice President in charge of Operations of the Company until December 1995.

     As of December 31, 1996, the Company had available from ScotiaBank de Puerto Rico, a commercial bank of which Mr. Jose J. Suarez was a Director, a line of credit of $4,000,000 for unsecured short-term borrowings which had a balance of $2,750,000 as of December 31, 1996. In 1993, the bank approved a construction long term facility of $8,000,000, later increased to $12,000,000 which had a balance of $3,693,805 as of December 31, 1996. This loan, together with the outstandings under the line of credit, were prepaid as of January 27, 1997 with a portion of the proceeds of a private placement of $50,000,000 in 20-year notes effected by the Company on January 27, 1997. In 1995, the Company obtained from the Bank of Nova Scotia, parent company of ScotiaBank de Puerto Rico, an $8,000,000 term loan for working capital purposes payable over a seven-year period at a fixed interest rate of 6.32% per annum which had a $7,200,000 outstanding balance as of December 31, 1996. Mr. Jose J. Suarez, as of January 14, 1997, resigned as director of ScotiaBank de Puerto Rico.

     During 1996, Diesel del Sur, Inc., a Puerto Rico corporation and dealership, sold motor parts and provided services in the normal course of business to the Company in the aggregate amount of $966,672. The children of Mr. Carlos J. Suarez are majority stockholders of, and one son Carlos J. Suarez, Jr. is President of, Diesel del Sur, Inc.

     Mr. Antonio Luis Ferre, a Director and Chairman of the Board of the Company as of December 31, 1996, received during 1996 the aggregate amount of $216,166 in consulting fees including automobile expenses for work performed for the Company under a consulting contract. The consulting fees originated from services performed as a consultant in the management of the daily operations of the Company and were paid in addition to directors' fees received by Mr. Ferre as a retainer and for his attendance at Board meetings. The terms of such contract and consulting fees paid pursuant thereto are competitive with the terms of and fees paid pursuant to contracts for similar services entered into by the Company with outside parties. Mr. Ferre was elected Chairman of the Board of the Company effective January 1, 1995.

                   DATE OF RECEIPT OF STOCKHOLDERS' PROPOSALS

     Stockholders who intend to present proposals at the 1998 annual meeting of stockholders must submit their proposals to the Company on or before November 30, 1997.

                                DIRECTORS' FEES

     Standard remuneration for directors not employed by the Company is a $2,500 quarterly retainer fee and $1,000 for each Board or committee meeting attended. In addition, the Company pays yearly premiums of approximately $708 on behalf of each outside director in connection with group life and accident insurance coverage. The Company paid approximately $5,200 during the fiscal year as interest for accumulated deferred compensation for one director and compensates two directors an additional $50 per meeting for costs associated with traveling from outside the San Juan metropolitan area.

                                 OTHER MATTERS

     The Board of Directors of the Company has, among others, the following committees: an Audit Committee composed during 1996 of outside directors Messrs. Emilio J. Venegas, Esteban Bird and Juan A. Albors; a Compensation Committee composed during 1996 of outside directors Messrs. Hector Puig Ramirez, Alberto
M. Paracchini, Federico Sanchez and Jorge L. Fuentes and a Nominating Committee composed during 1996 of directors Messrs. Carlos J. Suarez, Jorge L. Fuentes, Luis Alberto Ferre and Alberto Paracchini.

     The Audit Committee makes recommendations for the appointment of independent auditors and, in conjunction with such auditors, makes recommendations to the Board of Directors concerning the Company's internal accounting controls and operating procedures, including the review and approval of internal audit programs.

     The Compensation Committee evaluates and makes recommendations to the Board of Directors regarding the remuneration of directors, officers and salaried employees. The policies and mission of the Compensation Committee are set forth in the "Compensation Committee Report" found on page 15.

     The Nominating Committee evaluates and makes recommendations to the Board of Directors on nominees for directors as vacancies arise. These nominations are submitted to the Board which votes on the candidates for acceptance as nominees.

     During 1996, the Board of Directors met 12 times, the Nominating Committee met 2 times, the Audit Committee met 3 times and the Compensation Committee met 2 times. Each director attended at least 75% of the aggregate meetings of the Board and each committee thereof of which he was a member.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the two fiscal years ended December 31, 1996, all
Section 16 (a) filing requirements applicable to the Company were complied with.

     The Board of Directors again selected Price Waterhouse, certified public accountants, to audit the accounts of the Company for the year 1996. A representative of Price Waterhouse is expected to be present at the meeting of stockholders and available to answer stockholders' questions and, if he so desires, to make a statement. The audit services performed for the Company included the examination of the annual financial statements and financial information contained in the Company's report on Form 10-K filed with the Securities and Exchange Commission, in addition to consultation from time to time with officers of the Company in connection with various accounting methods and procedures.

     The Board of Directors does not intend to bring any other business before the meeting, nor is it aware that anyone else intends to do so. However, should any other business come before the meeting, it is the intention of the persons named in the enclosed proxy to vote as proxies in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Etienne Totti Del Valle
                                          Secretary

                                          PUERTO RICAN CEMENT COMPANY, INC.

                                                                     APPENDIX

PROXY


                       PUERTO RICAN CEMENT COMPANY, INC.

             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 7, 1997

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned stockholder of PUERTO RICAN CEMENT COMPANY, INC. (the "Company") hereby appoints RENE DI CRISTINA, ANGEL AMARAL, and JOSE A. COSTA, and each of them, proxies of the undersigned, each with power of substitution, to vote as designated below all shares of common stock of the Company held of record by the undersigned on March 19, 1997 at the annual meeting of stockholders to be held at the offices of the Company, Amelia Industrial Park, Guaynabo, Puerto Rico, on May 7, 1997 at 10:00 o'clock A.M., Atlantic Standard Time, and at any adjournment thereof, with all powers the undersigned would possess if personally present.


            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                                                               Please mark
                                                              your votes as
                                                               indicated in
                                                            this example  [X]


                                                FOR                            WITHHOLD
                                            all nominees              all votes for the election
                                    listed below (except as marked          of all nominees
1. ELECTION OF CLASS I DIRECTORS      to the contrary below)                  listed below    2. In their discretion, the proxies
   Nominees: Oscar A. Blasini                   [ ]                               [ ]            are authorized to vote upon such
   Luis Alberto Ferre Rangel, Miguel A. Nazario,                                                 other business as may lawfully
   Waldemar del Valle Armstrong and Hector del Valle.                                            come before the meeting or any
                                                                                                 adjournment thereof.
   (Instruction: To withhold authority to vote for any individual nominee, write that nominees's name on the space provided below.)

----------------------------------------------------------
                                                                                              THIS PROXY WHEN PROPERLY EXECUTED
                                                                                              WILL BE VOTED IN THE MANNER DIRECTED
                                                                                              HEREIN BY THE UNDERSIGNED STOCKHOLDER.
                                                                                              IF NO DIRECTION TO VOTE IS MADE
                                                                                              DIRECTLY BY A BENEFICIAL HOLDER,
                                                                                              THIS PROXY WILL BE VOTED FOR THE
                                                                                              ELECTION OF DIRECTORS.

                                                                                                PLEASE SIGN AND DATE WHERE
                                                                                                INDICATED BELOW AND RETURN PROMPTLY
                                                                                                  IN ENCLOSED ENVELOPE.
                                                                                                         NO POSTAGE REQUIRED.

                                                                                                The undersigned hereby acknowledges
                                                                                                receipt of the Annual Report for
                                                                                                1996, the Notice of Annual Meeting
                                                                                                of Stockholders and the Proxy
                                                                                                Statement relating to said Annual
                                                                                                Meeting, and hereby revokes any
                                                                                                proxy or proxies heretofore given
                                                                                                in respect of the same shares of
                                                                                                stock.



Signature(s)                                                                                     Dated                      , 1997
           -------------------------------------------------------------------------------------      ---------------------
Signature should agree with name on stock certificate. When shares are held by joint tenants, both should sign.  When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.